Exhibit 2.1




                      FIRST AMENDMENT TO RIGHTS AGREEMENT

               FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated March 16, 1998, by and between Mid Ocean Limited, a limited liability company incorporated under the Cayman Islands Companies Law (the "Company"), and The Bank of New York, a New York banking corporation (the "Rights Agent").


                                 RECITALS

               WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated September 12, 1996 (the "Rights Agreement); and

               WHEREAS, the Company desires to amend certain provisions of the Rights Agreement;

               WHEREAS, Section 27 of the Rights Agreement provides that under certain circumstances the Company may supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates;

               WHEREAS, the Company has determined that it may amend the Rights Agreement as set forth in this Amendment; and

               NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:


                                ARTICLE  1

                       Amendment of Rights Agreement

               Section 1.01.  Additional Definitions.

               Section 1 of the Rights Agreement is hereby amended by adding the following definitions in the appropriate locations:

               "Exel" means Exel Limited, a limited liability company incorporated under the Cayman Islands Companies Law.

               "JPMCC" means J.P. Morgan Capital Corporation, Inc.

               "Schemes" shall have the meaning set forth in the Schemes Agreement.

               "Schemes Agreement" shall mean the Agreement and Schemes of Arrangement, dated March 16, 1998, among the Company, Exel, and one or more newly formed entities (each, a "Newco") and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time.

               "Support Agreement" means the agreement dated as of March 15, 1998, between Exel and JPMCC, and any other agreement with a shareholder of Exel or the Company in support of the Schemes, in each case, as amended or supplemented from time to time.

               Section 1.02.  Amendment to Definition of Acquiring Person.
Section 1 of the Rights Agreement is hereby amended to add the following sentence to the end of the definition of "Acquiring Person" in Section 1:

                  Notwithstanding anything to the contrary contained in this Agreement, any Newco, Exel, JPMCC and their Affiliates and Associates shall not, individually or collectively, be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Schemes Agreement or any Support Agreement, as applicable, (ii) the consummation of the Schemes or (iii) the consummation of the other transactions contemplated in the Schemes Agreement.

               Section 1.03.  Amendment to Definition of Distribution Date.
Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Schemes Agreement or any Support Agreement, (ii) the consummation of the Schemes or (iii) the consummation of the other transactions contemplated in the Schemes Agreement.

               Section 1.04. Amendment of Expiration Date. Section 7(a) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

                  (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii), 23(a) and 24(b) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of Class A Ordinary Shares (or other securities, cash or other assets, as the case may be) as to which the Rights are then exercisable, at or prior to the earliest of (i) the close of business on October 1, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24 hereof, and (iv) the consummation of the Schemes (such earliest date being herein referred to as the "Expiration Date").

               Section 1.05. Amendment of Section 30. Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution of the Schemes Agreement or any Support Agreement or by virtue of any of the transactions contemplated by the Schemes Agreement or any Support Agreement.


                                 ARTICLE 2

                               Miscellaneous

               Section 2.01. Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Rights Agreement as hereby amended.

               Section 2.02. Reference to and Effect on the Rights Agreement.
(a) On and after the date hereof, each reference in the Rights Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Rights Agreement shall mean and be a reference to the Rights Agreement as hereby amended.

               (b) This Amendment shall be deemed effective as of the date first written above. Except as specifically amended by this Amendment, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               Section 2.03. Successors. All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               Section 2.04. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the Cayman Islands and for all purposes shall be governed by and construed in accordance with such laws, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York, U.S.A.

               Section 2.05. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 2.06. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

               Section 2.07. Severability. If the term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 2.08. Entire Agreement. This Amendment, together with the unaltered portions of the Rights Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                                       MID OCEAN LIMITED


                                       By: /s/ Charles F. Hays
                                           ----------------------------
                                           Name:  Charles F. Hays
                                           Title: Senior Vice President



                                       THE BANK OF NEW YORK


                                       By: /s/ John Sivertsen
                                           ----------------------------
                                           Name:  John Sivertsen
                                           Title: Vice President



                               MID OCEAN LIMITED

                             OFFICER'S CERTIFICATE

               I, Charles F. Hays, Senior Vice President of Mid Ocean Limited, a limited liability company incorporated under the Cayman Islands Companies Law (the "Company"), do hereby certify as follows:

      The First Amendment to Rights Agreement dated March 16, 1998 between the Company and The Bank of New York, a New York banking corporation (the "Rights Agent"), the form of which is attached as Exhibit A hereto, is in compliance with the terms of Section 27 of the Rights Agreement dated as of September 12, 1996 between the Company and the Rights Agent.

               IN WITNESS WHEREOF, I have signed this certificate.


Dated: March 16, 1998

                                                /s/ Charles F. Hays
                                               -------------------------
                                               Charles F. Hays
                                               Senior Vice President